EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Trimble Navigation Limited for the registration of 1,002,327 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2003,with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in its Annual Report (Form 10-K) for the year ended January 3, 2003, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP

Palo Alto, California
July 7, 2003